UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2004

NEXPRISE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26811	77-0465496

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5950 La Place Court, Suite 200
Carlsbad, CA 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 804-1333

Not Applicable

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

     On August 6, 2004, Ernst & Young LLP (“Ernst &Young”) submitted its resignation as independent registered public accountants for NexPrise, Inc. (the “Company”).

     That resignation was accepted by the Company’s Audit Committee.

     The reports of Ernst & Young on the Company’s consolidated financial statements for the fiscal years ended December 31, 2002 and 2003 did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with its audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2002 and 2003, and in the subsequent interim period, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference thereto in its report.

     The Company has provided Ernst & Young with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission. The Company has received a letter from Ernst & Young addressed to the Securities and Exchange Commission. A copy of that letter, dated as of August 13, 2004, is attached hereto as Exhibit 16.1.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
No.	Description
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated as of August 13, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPRISE, INC.
Dated: August 13, 2004	By:	/s/ Jerome E. Natoli
Jerome E. Natoli
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated as of August 13, 2004.